Exhibit 99.1

CONTACT
Matt DiLiberto
Chief Financial Officer
(212) 594-2700

SL GREEN REALTY CORP. REPORTS
THIRD QUARTER 2021 EPS OF $5.75 PER SHARE;
AND FFO OF $1.78 PER SHARE

Financial and Operating Highlights
•Net income attributable to common stockholders of $5.75 per share for the third quarter of 2021 as compared to $0.19 per share for the same period in 2020. Net income attributable to common stockholders for the third quarter of 2021 includes $395.3 million, or $5.53 per share, of net gains recognized from the sale of real estate interests and non-cash fair value adjustments.
•Funds from operations, or FFO, of $1.78 per share for the third quarter of 2021, including $11.4 million, or $0.16 per share, of lease termination income related to the termination of the WeWork lease at 609 Fifth Avenue, as compared to $1.75 per share for the same period in 2020, which included $20.2 million, or $0.26 per share, of net proceeds derived from a legal settlement.
•The Company is revising its 2021 earnings guidance ranges, resulting in an increase to the midpoint of those ranges, for the year ending December 31, 2021 to net income per share of $7.21 to $7.41 and FFO per share of $6.45 to $6.65.
•Signed 44 Manhattan office leases covering 445,453 square feet in the third quarter and 107 Manhattan office leases covering 1,355,908 square feet for the first nine months of 2021. The mark-to-market on signed Manhattan office leases was 1.8% lower for the third quarter and 1.7% lower for the first nine months of 2021 than the previous fully escalated rents on the same spaces.
•Same-store cash net operating income, or NOI, including our share of same-store cash NOI from unconsolidated joint ventures, increased by 3.6% for the third quarter of 2021 and increased by 0.2% for the first nine months of 2021 as compared to the same period in 2020, excluding lease termination income.
•To date in 2021, the Company has repurchased or redeemed a combined 4.4 million shares of its common stock and units of its Operating Partnership, or OP units, under the previously announced $3.5 billion share repurchase plan, bringing total repurchases and redemptions to 36.9 million shares/units.

•Manhattan same-store office occupancy was 93.1% as of September 30, 2021, inclusive of leases signed but not yet commenced.
Investing Highlights
•Closed on the acquisition of the fee interest in 1591-1597 Broadway for a purchase price of $121.0 million. The 7,684 square foot parcel, located on the northwest corner of 48th Street and Broadway, is subject to a ground lease, and sits beneath a portion of the Crowne Plaza Hotel.
•Closed on the previously announced sale of its interests in 400 East 57th Street for a gross asset valuation of $133.5 million. The transaction generated net cash proceeds to the Company of $19.8 million.
•Closed on the previously announced sale of a 49% interest in 220 East 42nd Street for gross consideration of $790.1 million. The transaction generated net cash proceeds to the Company of $136.1 million.
Summary
New York, NY, October 20, 2021 - SL Green Realty Corp. (the "Company") (NYSE: SLG) today reported net income attributable to common stockholders for the quarter ended September 30, 2021 of $388.2 million, or $5.75 per share, as compared to net income of $13.9 million, or $0.19 per share, for the same quarter in 2020. Net income attributable to common stockholders for the third quarter of 2021 includes $186.5 million, or $2.61 per share, of net gains recognized from the sale of real estate interests and $208.8 million, or $2.92 per share, of non-cash fair value adjustments.
The Company also reported net income attributable to common stockholders for the nine months ended September 30, 2021 of $486.1 million, or $7.04 per share, as compared to net income of $185.1 million, or $2.50 per share, for the same period in 2020. Net income attributable to common stockholders for the nine months ended September 30, 2021 includes $279.9 million, or $3.83 per share, of net gains recognized from the sale of real estate interests and $209.5 million, or $2.87 per share, of non-cash fair value adjustments. Net income for the nine months ended September 30, 2020 included $163.6 million, or $2.04 per share, of net gains recognized from the sale of real estate interests.
The Company reported FFO for the quarter ended September 30, 2021 of $127.0 million, or $1.78 per share, as compared to FFO for the same period in 2020 of $135.5 million, or $1.75 per share. FFO for the third quarter of 2021 included $11.4 million, or $0.16 per share, of lease termination income related to the termination of the WeWork lease at 609 Fifth Avenue. FFO for the third quarter of 2020 included $20.2 million, or $0.26 per share, of net proceeds derived from a legal settlement.
The Company also reported FFO for the nine months ended September 30, 2021 of $373.0 million, or $5.10 per share, as compared to FFO of $443.6 million, or $5.54 per share, for the same period in 2020.
All per share amounts are presented on a diluted basis.

Operating and Leasing Activity
Same-store cash NOI, including our share of same-store cash NOI from unconsolidated joint ventures, increased by 5.7% for the third quarter of 2021, and increased 3.6% excluding lease termination income, as compared to the same period in 2020.
Same-store cash NOI, including our share of same-store cash NOI from unconsolidated joint ventures, decreased by 1.3% for the nine months ended September 30, 2021, and increased 0.2% excluding lease termination income, as compared to the same period in 2020.
During the third quarter of 2021, the Company signed 44 office leases in its Manhattan office portfolio totaling 445,453 square feet. The average lease term on the Manhattan office leases signed in the third quarter of 2021 was 10.7 years and average tenant concessions were 8.8 months of free rent with a tenant improvement allowance of $77.63 per rentable square foot, excluding leases signed at One Vanderbilt Avenue. Thirty-two leases comprising 317,709 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated. Those replacement leases had average starting rents of $71.39 per rentable square foot, representing a 1.8% decrease over the previous fully escalated rents on the same office spaces.
During the first nine months of 2021, the Company signed 107 office leases in its Manhattan office portfolio totaling 1,355,908 square feet. The average lease term on the Manhattan office leases signed in the first nine months of 2021 was 7.2 years and average tenant concessions were 6.2 months of free rent with a tenant improvement allowance of $53.40 per rentable square foot, excluding leases signed at One Vanderbilt Avenue. Seventy leases comprising 770,833 square feet, representing office leases on space that had been occupied within the prior twelve months, are considered replacement leases on which mark-to-market is calculated. Those replacement leases had average starting rents of $72.32 per rentable square foot, representing a 1.7% decrease over the previous fully escalated rents on the same office spaces.
Occupancy in the Company's Manhattan same-store office portfolio was 93.1% as of September 30, 2021, inclusive of 99,764 square feet of leases signed but not yet commenced, as compared to 93.6% at the end of the previous quarter.
Significant leases that were signed in the third quarter included:
•Expansion lease with Carlyle Investment Management, Inc. for 33,924 square feet at One Vanderbilt Avenue, for 15.2 years;
•New lease with UiPath for 26,363 square feet at One Vanderbilt Avenue, for 15.0 years;
•New lease with Mintz, Levin, Cohn, Ferris, Glovsky, and Popeo, PC for 101,394 square feet at 919 Third Avenue, for 21.5 years;
•Early renewal with Grant & Eisenhofer P.A. for 14,078 square feet at 485 Lexington Avenue, for 7.7 years;
•New lease with TigerRisk Partners LLC for 13,284 square feet at 1350 Avenue of the Americas, for 4.8 years;

•New lease with Pennant Park Investment Advisors for 10,705 square feet at 1350 Avenue of the Americas, for 7.8 years; and
•New retail lease with Piano Software, Inc. for 13,092 square feet at 85 Fifth Avenue, for 12.0 years.
Investment Activity
To date in 2021, the Company has repurchased 3.8 million shares of its common stock and redeemed 0.6 million units of its Operating Partnership, or OP units, bringing total repurchases and redemptions to 35.3 million shares of common stock and 1.6 million OP units for a combined total of $3.2 billion under the previously announced $3.5 billion share repurchase program.
In September, the Company acquired the fee position in 1591-1597 Broadway for a purchase price of $121.0 million. The 7,684 square foot parcel, located on the northwest corner of 48th Street and Broadway, is subject to a ground lease, and sits beneath a portion of the Crowne Plaza Hotel. A third party has asserted ownership rights to the fee, which the Company is contesting.
In September, the Company acquired 690 Madison Avenue. The 7,848 SF five-story building, currently leased to Hermes, is located on the northwest corner of 62nd street along Madison Avenue’s Gold Coast, neighboring luxury retail and a collection of high-end residential, hotels and restaurants including 760 Madison, SL Green’s condo development project in partnership with Giorgio Armani. The property previously served as collateral for a debt and preferred equity investment.
In September, together with its joint venture partners, the Company closed on the sale of the 5.0% interest in 410 Tenth Avenue that was retained when the joint venture sold its controlling interest in the property in December 2020. This transaction generated net cash proceeds to the Company of $14.8 million.
In September, the Company closed on the previously announced sale of its interests in 400 East 57th Street for a gross asset valuation of $133.5 million. The property included 263 residential units and approximately 10,000 square feet of retail leased to essential service providers. The transaction generated net cash proceeds to the Company of $19.8 million.
In July, the Company closed on the previously announced sale of a 49% interest in 220 East 42nd Street for gross consideration of $790.1 million. SL Green retained a 51% interest in the property and will continue to oversee management and leasing of the building. The transaction generated net cash proceeds to the Company of $136.1 million.
Debt and Preferred Equity Investment Activity
The carrying value of the Company’s debt and preferred equity ("DPE") portfolio was $1.09 billion at September 30, 2021. The portfolio is comprised of $1.05 billion of investments, which are classified in the debt and preferred equity line item of the balance sheet, at a weighted average current yield of 7.4%, or 9.4% excluding the effect of $238.7 million of investments that are on non-accrual, and mortgage investments aggregating $0.04 billion at a weighted average current yield of 3.6% that are included in other balance sheet line items for accounting purposes.

Guidance
The Company is revising its earnings guidance ranges, resulting in an increase to the midpoint of those ranges for the year ending December 31, 2021 to net income per share of $7.21 to $7.41, and FFO per share of $6.45 to $6.65, as compared to the previous guidance range of net income per share of $0.20 to $0.60 and FFO per share of $6.30 to $6.70 per share.
Dividends
In the third quarter of 2021, the Company declared:
•Three monthly dividends on its outstanding common stock of $0.3033 per share which were paid on August 16, September 15, and October 15, 2021, equating to an annualized dividend of $3.64 per share of common stock; and
•Quarterly dividend on its outstanding 6.50% Series I Cumulative Redeemable Preferred Stock of $0.40625 per share for the period July 15, 2021 through and including October 14, 2021, which was paid on October 15, 2021 and is the equivalent of an annualized dividend of $1.625 per share.
Institutional Investor Conference
The Company will host its Annual Institutional Investor Conference on Monday, December 6, 2021. The Company’s presentation, led by Marc Holliday, Chairman and Chief Executive Officer, Andrew Mathias, President, and Matt DiLiberto, Chief Financial Officer, will begin at 9:30 AM ET.
The event will be held in-person, by invitation only. The presentation will be available online via audio webcast, in listen only mode, and the accompanying presentation materials can be accessed in the Investors section of the SL Green Realty Corp. website at http://slgreen.com on the day of the conference.
An audio replay of the presentation will be available in the Investors section of the SL Green Realty Corp. website following the conference.
Conference Call and Audio Webcast
The Company's executive management team, led by Marc Holliday, Chairman and Chief Executive Officer, will host a conference call and audio webcast on Thursday, October 21, 2021, at 2:00 pm ET to discuss the financial results.
The supplemental data will be available prior to the quarterly conference call in the Investors section of the SL Green Realty Corp. website at www.slgreen.com under “Financial Reports.”
The live conference call will be webcast in listen-only mode in the Investors section of the SL Green Realty Corp. website at www.slgreen.com under “Presentations & Webcasts.” The conference may also be accessed by dialing toll-free (877) 312-8765 or international (419) 386-0002, and using conference ID 8382966.
A replay of the call will be available for 7 days after the call by dialing (855) 859-2056 using conference ID 8382966. A webcast replay will also be available in the Investors section of the SL Green Realty Corp. website at www.slgreen.com under “Presentations & Webcasts.”

Company Profile
SL Green Realty Corp., Manhattan's largest office landlord, is a fully integrated real estate investment trust, or REIT, that is focused primarily on acquiring, managing and maximizing value of Manhattan commercial properties. As of September 30, 2021, SL Green held interests in 76 buildings totaling 35.3 million square feet. This included ownership interests in 27.2 million square feet of Manhattan buildings and 7.3 million square feet securing debt and preferred equity investments.
To be added to the Company's distribution list or to obtain the latest news releases and other Company information, please visit our website at www.slgreen.com or contact Investor Relations at investor.relations@slgreen.com.

Disclaimers
Non-GAAP Financial Measures
During the quarterly conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found in this release and in the Company’s Supplemental Package.

Forward-looking Statements
This press release includes certain statements that may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbor provisions thereof. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, are forward-looking statements. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate. Forward-looking statements are not guarantees of future performance and actual results or developments may differ materially, and we caution you not to place undue reliance on such statements. Forward-looking statements are generally identifiable by the use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend," "project," "continue," or the negative of these words, or other similar words or terms.

Forward-looking statements contained in this press release are subject to a number of risks and uncertainties, many of which are beyond our control, that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by forward-looking statements made by us. Factors and risks to our business that could cause actual results to differ from those contained in the forward-looking statements include risks and uncertainties related to the on-going COVID-19 pandemic and the duration and impact it will have on our business and the industry as a whole and the other risks and uncertainties described in our filings with the Securities and Exchange Commission. Except to the extent required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of future events, new information or otherwise.

SL GREEN REALTY CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Revenues:	2021	2020	2021	2020

Rental revenue, net	$142,703	$173,536	$469,429	$543,140
Escalation and reimbursement	12,660	21,979	58,634	70,892
Investment income	20,072	22,988	59,452	101,464
Other income	29,766	31,341	61,895	102,350
Total revenues	205,201	249,844	649,410	817,846
Expenses:
Operating expenses, including related party expenses of $3,563 and $8,827 in 2021 and $2,801 and $9,289 in 2020	40,684	45,910	126,851	140,673
Real estate taxes	32,139	43,522	121,318	131,805
Operating lease rent	6,557	6,973	20,003	22,171
Interest expense, net of interest income	14,807	23,536	57,155	91,100
Amortization of deferred financing costs	2,345	3,151	9,505	8,312
Depreciation and amortization	49,277	92,516	169,534	256,736
Loan loss and other investment reserves, net of recoveries	—	8,957	—	27,018
Transaction related costs	190	45	215	483
Marketing, general and administrative	23,477	23,602	68,426	66,682
Total expenses	169,476	248,212	573,007	744,980

Equity in net loss from unconsolidated joint ventures	(15,487)	(432)	(31,321)	(15,445)
Equity in net loss on sale of interest in unconsolidated joint venture/real estate	(1,280)	—	(5,438)	—
Purchase price and other fair value adjustment	208,810	—	209,527	—
Gain on sale of real estate, net	187,766	26,104	285,338	163,624
Depreciable real estate reserves	—	(6,627)	(5,696)	(6,627)
Net income	415,534	20,677	528,813	214,418
Net income attributable to noncontrolling interests in the Operating Partnership	(22,683)	(802)	(28,489)	(10,073)
Net loss (income) attributable to noncontrolling interests in other partnerships	915	(414)	2,454	(1,145)
Preferred unit distributions	(1,823)	(1,864)	(5,492)	(6,883)
Net income attributable to SL Green	391,943	17,597	497,286	196,317
Perpetual preferred stock dividends	(3,738)	(3,738)	(11,213)	(11,213)
Net income attributable to SL Green common stockholders	$388,205	$13,859	$486,073	$185,104
Earnings Per Share (EPS)
Net income per share (Basic) (1)	$5.77	$0.19	$7.08	$2.51
Net income per share (Diluted) (1)	$5.75	$0.19	$7.04	$2.50

Funds From Operations (FFO)
FFO per share (Basic) (1)	$1.79	$1.80	$5.14	$5.71
FFO per share (Diluted) (1)	$1.78	$1.80	$5.10	$5.69
FFO per share (Pro forma) (2)	$1.78	$1.75	$5.10	$5.54

Basic ownership interest
Weighted average REIT common shares for net income per share	66,840	70,943	68,275	73,373
Weighted average partnership units held by noncontrolling interests	3,834	4,029	4,024	4,123
Basic weighted average shares and units outstanding (1)	70,674	74,972	72,299	77,496

Diluted ownership interest
Weighted average REIT common share and common share equivalents	67,653	71,385	69,063	73,814
Weighted average partnership units held by noncontrolling interests	3,834	4,029	4,024	4,123
Diluted weighted average shares and units outstanding (1)	71,487	75,414	73,087	77,937
Pro forma adjustment (2)	—	2,077	—	2,148
Pro forma diluted weighted average shares and units outstanding (2)	71,487	77,491	73,087	80,085

(1) During the first quarter of 2021, the Company completed a reverse stock split to mitigate the dilutive impact of stock issued for a special dividend paid primarily in stock. The 2020 basic and diluted weighted average common shares outstanding have been retroactively adjusted to reflect the reverse stock split.
(2) During the first quarter of 2021, the Company completed a reverse stock split to mitigate the dilutive impact of stock issued for a special dividend paid primarily in stock. GAAP requires the weighted average common shares outstanding to be adjusted retroactively for all periods presented to reflect the reverse stock split. To facilitate comparison between the periods presented, the Company calculated Pro forma diluted weighted average shares and units outstanding for the 2020 periods presented, which adjusts the share counts back to the originally-reported numbers.

SL GREEN REALTY CORP.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	September 30,	December 31,
	2021	2020
Assets	(Unaudited)
Commercial real estate properties, at cost:
Land and land interests	$1,489,101	$1,315,832
Building and improvements	3,828,052	4,168,193
Building leasehold and improvements	1,649,796	1,448,134
Right of use asset - financing leases	27,445	55,711
Right of use asset - operating leases	498,416	367,209
	7,492,810	7,355,079
Less: accumulated depreciation	(1,904,465)	(1,956,077)
	5,588,345	5,399,002
Cash and cash equivalents	257,941	266,059
Restricted cash	87,992	106,736
Investment in marketable securities	34,428	28,570
Tenant and other receivables	44,964	44,507
Related party receivables	35,674	34,657
Deferred rents receivable	254,277	302,791
Debt and preferred equity investments, net of discounts and deferred origination fees of $6,494 and $11,232 and allowances of $6,630 and $13,213 in 2021 and 2020, respectively	1,052,110	1,076,542
Investments in unconsolidated joint ventures	3,028,084	3,823,322
Deferred costs, net	124,637	177,168
Other assets	347,407	448,213
Total assets	$10,855,859	$11,707,567

Liabilities
Mortgages and other loans payable	$1,428,734	$2,001,361
Revolving credit facility	220,000	110,000
Unsecured term loan	1,500,000	1,500,000
Unsecured notes	901,160	1,251,888
Deferred financing costs, net	(15,004)	(34,521)
Total debt, net of deferred financing costs	4,034,890	4,828,728
Accrued interest payable	20,777	14,825
Accounts payable and accrued expenses	137,946	151,309
Deferred revenue	120,567	118,572
Lease liability - financing leases	125,168	152,521
Lease liability - operating leases	437,357	339,458
Dividend and distributions payable	23,958	149,294
Security deposits	54,366	53,836
Junior subordinate deferrable interest debentures held by trusts that issued trust preferred securities	100,000	100,000
Other liabilities	157,375	302,798
Total liabilities	5,212,404	6,211,341

Commitments and contingencies	—	—
Noncontrolling interest in the Operating Partnership	362,737	358,262
Preferred units	198,503	202,169

Equity
Stockholders’ equity:
Series I Preferred Stock, $0.01 par value, $25.00 liquidation preference, 9,200 issued and outstanding at both September 30, 2021 and December 31, 2020	221,932	221,932
Common stock, $0.01 par value 160,000 shares authorized, 67,926 and 69,534 issued and outstanding (including 1,061 and 1,026 held in Treasury) at September 30, 2021 and December 31, 2020, respectively	680	716
Additional paid-in capital	3,774,119	3,862,949
Treasury stock at cost	(126,160)	(124,049)
Accumulated other comprehensive loss	(60,597)	(67,247)
Retained earnings	1,258,232	1,015,462
Total SL Green Realty Corp. stockholders’ equity	5,068,206	4,909,763
Noncontrolling interests in other partnerships	14,009	26,032
Total equity	5,082,215	4,935,795
Total liabilities and equity	$10,855,859	$11,707,567

SL GREEN REALTY CORP.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(unaudited and in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Funds From Operations (FFO) Reconciliation:	2021	2020	2021	2020

Net income attributable to SL Green common stockholders	$388,205	$13,859	$486,073	$185,104
Add:
Depreciation and amortization	49,277	92,516	169,534	256,736
Joint venture depreciation and noncontrolling interest adjustments	61,733	47,884	176,920	149,309
Net income attributable to noncontrolling interests	21,768	1,216	26,035	11,218
Less:
Gain on sale of real estate, net	187,766	26,104	285,338	163,624
Equity in net loss on sale of interest in unconsolidated joint venture/real estate	(1,280)	—	(5,438)	—
Purchase price and other fair value adjustments	206,779	—	209,443	—
Depreciable real estate reserves	—	(6,627)	(5,696)	(6,627)
Depreciation on non-rental real estate assets	754	538	1,953	1,797
FFO attributable to SL Green common stockholders and unit holders	$126,964	$135,460	$372,962	$443,573

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Operating income and Same-store NOI Reconciliation:	2021	2020	2021	2020

Net income	$415,534	$20,677	$528,813	$214,418
Equity in net loss on sale of interest in unconsolidated joint venture/real estate	1,280	—	5,438	—
Purchase price and other fair value adjustments	(208,810)	—	(209,527)	—
Gain on sale of real estate, net	(187,766)	(26,104)	(285,338)	(163,624)
Depreciable real estate reserves	—	6,627	5,696	6,627
Depreciation and amortization	49,277	92,516	169,534	256,736
Interest expense, net of interest income	14,807	23,536	57,155	91,100
Amortization of deferred financing costs	2,345	3,151	9,505	8,312
Operating income	86,667	120,403	281,276	413,569

Equity in net loss from unconsolidated joint ventures	15,487	432	31,321	15,445
Marketing, general and administrative expense	23,477	23,602	68,426	66,682
Transaction related costs, net	190	45	215	483
Investment income	(20,072)	(22,988)	(59,452)	(101,464)
Loan loss and other investment reserves, net of recoveries	—	8,957	—	27,018
Non-building revenue	(13,080)	(26,668)	(25,569)	(30,650)
Net operating income (NOI)	92,669	103,783	296,217	391,083

Equity in net loss from unconsolidated joint ventures	(15,487)	(432)	(31,321)	(15,445)
SLG share of unconsolidated JV depreciation and amortization	60,111	49,534	173,923	141,625
SLG share of unconsolidated JV interest expense, net of interest income	41,865	34,128	109,566	102,619
SLG share of unconsolidated JV amortization of deferred financing costs	4,766	2,232	11,196	5,612
SLG share of unconsolidated JV loss on early extinguishment of debt	748	—	1,689	—
SLG share of unconsolidated JV investment income	(310)	(314)	(920)	(931)
SLG share of unconsolidated JV non-building revenue	(814)	(4,374)	(3,000)	(8,398)
NOI including SLG share of unconsolidated JVs	183,548	184,557	557,350	616,165

NOI from other properties/affiliates	(33,481)	(37,889)	(108,961)	(162,539)
Same-store NOI	150,067	146,668	448,389	453,626

Ground lease straight-line adjustment	245	245	734	777
Joint Venture ground lease straight-line adjustment	232	232	697	826
Straight-line and free rent	(1,271)	(4,407)	(6,486)	(3,682)
Amortization of acquired above and below-market leases, net	(100)	(630)	(295)	(3,058)
Joint Venture straight-line and free rent	(1,772)	(3,510)	(11,157)	(13,518)
Joint Venture amortization of acquired above and below-market leases, net	(4,876)	(3,806)	(14,010)	(11,436)
Same-store cash NOI	$142,525	$134,792	$417,872	$423,535

Lease termination income	(1,856)	(195)	(2,956)	(10,785)
Joint Venture lease termination income	(1,217)	(7)	(1,471)	(186)
Same-store cash NOI excluding lease termination income	$139,452	$134,590	$413,445	$412,564

SL GREEN REALTY CORP.
NON-GAAP FINANCIAL MEASURES - DISCLOSURES
Funds from Operations (FFO)
FFO is a widely recognized non-GAAP financial measure of REIT performance. The Company computes FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than the Company does. The revised White Paper on FFO approved by the Board of Governors of NAREIT in April 2002, and subsequently amended, defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of properties, and real estate related impairment charges, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.
The Company presents FFO because it considers it an important supplemental measure of the Company’s operating performance and believes that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, particularly those that own and operate commercial office properties. The Company also uses FFO as one of several criteria to determine performance-based bonuses for members of its senior management. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions, and real estate related impairment charges, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, and interest costs, providing perspective not immediately apparent from net income. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including the Company's ability to make cash distributions.
Funds Available for Distribution (FAD)
FAD is a non-GAAP financial measure that is calculated as FFO plus non-real estate depreciation, allowance for straight line credit loss, adjustment for straight line operating lease rent, non-cash deferred compensation, and pro-rata adjustments from the Company's unconsolidated JVs, less straight line rental income, free rent net of amortization, second cycle tenant improvement and leasing costs, and recurring capital expenditures.
FAD is not intended to represent cash flow for the period and is not indicative of cash flow provided by operating activities as determined in accordance with GAAP. FAD is presented solely as a supplemental disclosure with respect to liquidity because the Company believes it provides useful information regarding the Company’s ability to fund its dividends. Because all companies do not calculate FAD the same way, the presentation of FAD may not be comparable to similarly titled measures of other companies. FAD does not represent cash flow from operating, investing and finance activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)
EBITDAre is a non-GAAP financial measure. The Company computes EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which may not be comparable to EBITDAre reported by other REITs that do not compute EBITDAre in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than the Company does. The White Paper on EBITDAre approved by the Board of Governors of NAREIT in September 2017 defines EBITDAre as net income (loss) (computed in accordance with Generally Accepted Accounting Principles, or GAAP), plus interest expense, plus income tax expense, plus depreciation and amortization, plus (minus) losses and gains on the disposition of depreciated property, plus impairment write-downs of depreciated property and investments in unconsolidated joint ventures, plus adjustments to reflect the entity's share of EBITDAre of unconsolidated joint ventures.
The Company presents EBITDAre because the Company believes that EBITDAre, along with cash flow from operating activities, investing activities and financing activities, provides investors with an additional indicator of the Company’s ability to incur and service debt. EBITDAre should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.
Net Operating Income (NOI) and Cash NOI
NOI is a non-GAAP financial measure that is calculated as operating income before transaction related costs, gains/losses on early extinguishment of debt, marketing general and administrative expenses and non-real estate revenue. Cash NOI is also a non-GAAP financial measure that is calculated by subtracting free rent (net of amortization), straight-line rent, and the amortization of acquired above and below-market leases from NOI, while adding operating lease straight-line adjustment and the allowance for straight-line tenant credit loss.
The Company presents NOI and Cash NOI because the Company believes that these measures, when taken together with the corresponding GAAP financial measures and reconciliations, provide investors with meaningful information regarding the operating performance of properties. When operating performance is compared across multiple periods, the investor is provided with information not immediately apparent from net income that is determined in accordance with GAAP. NOI and Cash NOI provide information on trends in the revenue generated and expenses incurred in operating the Company's properties, unaffected by the cost of leverage, straight-line adjustments, depreciation, amortization, and other net income components. The Company uses these metrics internally as performance measures. None of these measures is an alternative to net income (determined in accordance with GAAP) and same-store performance should not be considered an alternative to GAAP net income performance.
Coverage Ratios
The Company presents fixed charge and debt service coverage ratios to provide a measure of the Company’s financial flexibility to service current debt amortization, interest expense and operating lease rent from current cash net operating income. These coverage ratios represent a common measure of the Company’s ability to service fixed cash payments; however, these ratios are not used as an alternative to cash flow from operating, financing and investing activities (determined in accordance with GAAP).
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